ENDORSED - FILED
                                                     IN THE OFFICE OF THE
                                                      SECRETARY OF STATE
                                                   OF THE STATE OF CALIFORNIA

                                                          JUN 17 1999

                                                  BILL JONES, SECRETARY OF STATE



                           ARTICLES OF INCORPORATION

                                       OF

                               SHEER VISION, INC.

         The undersigned, desiring to form a corporation under the laws of the State of California, declares:

         FIRST: The name of the corporation is: SHEER VISION, INC.

         SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THIRD: The name and address in this state of the corporation's initial agent for service of process is:

                          Suzanne Lewsadder
                          1192 Stonewood Court
                          San Pedro, California 90732

         FOURTH: The corporation is authorized to issue 100,000 shares of capital stock all of one class, to be designated "Common Stock".

         FIFTH: Each shareholder of this corporation shall be entitled to full preemptive or preferential rights, as such rights are defined by law, to subscribe for or purchase his proportional part of any shares which may be issued at any time by this corporation.

         SIXTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         SEVENTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporation Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporation Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporation Code.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 14th day of June, 1999.


                                                        /s/ Paul H. Levine
                                                        ------------------------
                                                        PAUL H. LEVINE


         I, Paul H. Levine, declare that I am the person who executed the foregoing Articles of Incorporation and that said Articles of Incorporation are my own act and deed.


                                                        /s/ Paul H. Levine
                                                        ------------------------
                                                        PAUL H. LEVINE
                                                        Incorporator





                                                                  [GRAPHIC]
                                                                OFFICE OF THE
                                                              SECRETARY OF STATE